EXHIBIT 1


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, without par value of Frontstep Systems, Inc., an Ohio corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

MORGAN STANLEY                                    MORGAN STANLEY DEAN WITTER VENTURE
                                                  PARTNERS IV, L.P.

By: /s/ Dennine Bullard                           By  MSDW Venture Partners IV, L.L.C.
    ---------------------------------------           its General Partner
    Name:  Dennine Bullard
    Title: Authorized Signatory                   By  MSDW Venture Partners IV, Inc.
                                                      its Member

                                                  By: /s/ Debra Abramovitz
MSDW VENTURE PARTNERS IV, INC.                        ---------------------------------------
                                                      Name:  Debra Abramovitz
By: /s/ Debra Abramovitz                              Title: Executive Director
    ---------------------------------------
    Name:  Debra Abramovitz
    Title: Executive Director


MSDW VENTURE PARTNERS IV, L.L.C.                  MORGAN STANLEY DEAN WITTER VENTURE
                                                  INVESTORS IV, L.P.

By  MSDW Venture Partners IV, Inc.                By  MSDW Venture Partners IV, L.L.C.
    its Member                                        its General Partner

By: /s/ Debra Abramovitz                          By  MSDW Venture Partners IV, Inc.
    ---------------------------------------           its Member
    Name:  Debra Abramovitz
    Title: Executive Director                     By: /s/ Debra Abramovitz
                                                      ---------------------------------------
                                                      Name:  Debra Abramovitz
                                                      Title: Executive Director



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MORGAN STANLEY DEAN WITTER VENTURE OFFSHORE       MORGAN STANLEY DEAN WITTER EQUITY
   INVESTORS IV, L.P.                             FUNDING, INC.

By MSDW Venture Partners IV, L.L.C.               By: /s/ James T. Keane
   its General Partner                                ---------------------------------------
                                                      Name:  James T. Keane
By MSDW Venture Partners IV, Inc.                     Title: Vice President
   its Member

By: /s/ Debra Abramovitz
    ---------------------------------------
    Name:  Debra Abramovitz
    Title: Executive Director



ORIGINATORS INVESTMENT PLAN, L.P.                 MSDW OIP INVESTORS, INC.

By: MSDW OIP Investors, Inc.,
      its General Partner                         By: /s/ James T. Keane
                                                      ---------------------------------------
                                                      Name:  James T. Keane
                                                      Title: Vice President
By: /s/ James T. Keane
    ---------------------------------------
    Name:  James T. Keane
    Title: Vice President


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